NEWS RELEASE
April 11, 2005

Quincy Closes Final Tranche of
$5,000,000 Private Placement

Toronto, Ontario – The Board of Directors of Quincy Gold Corp. (TSX-V: QGO; OTCBB: QCYG) is pleased to announce that the Company has closed the second and final tranche of its CAD $5,000,000 non-brokered financing announced March 23, 2005 and issued 975,529 Units at a price of CAD $0.85 per Unit, for gross proceeds to the Company of CAD $829,200. Each Unit consists of one common share and one half of one share purchase warrant. Each whole share purchase warrant is exercisable into one common share at a price of CAD $1.10 until April 8, 2007.

The proceeds of the financing are to be utilized to fund the exploration and delineation of the company’s uranium prospects in Colorado, New Mexico, Arizona and Ontario, and for general working capital purposes.

The shares and warrants are subject to Canadian hold periods which expire on August 9, 2005. The shares and warrants are also subject to restrictions on transfer pursuant to US securities laws.

To find out more about Quincy Gold Corp visit our website at www.quincygold.com or contact:

Daniel Farrell, Chairman & CEO	T: (416) 366-7871	E: dfarrell@quincygold.com

Art Ettlinger, President & COO	T: (604) 685-1964	E: aettlinger@quincygold.com

Murray Black, Corporate Development	T: (416) 366-9192	E: mblack@quincygold.com

THIS PRESS RELEASE WAS PREPARED BY QUINCY GOLD CORP., WHICH ACCEPTS THE RESPONSIBILITY AS TO ITS ACCURACY. THE TSX VENTURE EXCHANGE DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions in the Private Securities Legislation Reform Act of 1995. Forward-looking settlements involve known and unknown risks and uncertainties, which may cause Quincy’s actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things: volatility of natural resource prices; product demand; market competition and risks inherent in Quincy’s operations. These and other risks are described in the Company’s Annual Report or Form 10-K and other filings with the Securities and Exchange Commission.